Exhibit 5.1

June 1, 2026

Eric Blanchard
+1 617 937 2445
eblanchard@cooley.com

Perceptive Capital Solutions Corp
51 Astor Place, 10th Floor
New York, NY 10003

Ladies and Gentlemen:

We have acted as counsel to Perceptive Capital Solutions Corp, a Cayman Islands exempted company (the “Company”) in connection with a registration statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement contains a proxy statement/prospectus relating to, among other things, (i) a proposal to change the Company’s jurisdiction of incorporation by deregistering from the Register of Companies in the Cayman Islands and transferring by way of continuation from the Cayman Islands to Delaware and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), and (ii) a proposal to approve the Business Combination Agreement, dated December 5, 2025 (the “Business Combination Agreement”), among the Company, StarNet Merger Sub I, Corp., a Delaware corporation and wholly-owned subsidiary of the Company, StarNet Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company and Freenome Holdings, Inc., a Delaware corporation(“Freenome Holdings”). The transactions to be effected pursuant to the Business Combination Agreement are referred to as the “Business Combination”. The Company, as continuing entity following the Domestication, is to be renamed “Freenome, Inc.” and is referred to herein as “New Freenome.”

In connection with the Domestication, the Company is to change its jurisdiction of incorporation by effecting a deregistration under the Cayman Islands Companies Act and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing the Certificate of Domestication and the Certificate of Incorporation (each as defined below) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Domestication is subject to the approval of the shareholders of the Company.

In connection with this opinion, we have examined and relied upon (i) the Registration Statement to be filed with the Commission on the date hereof, (ii) the Business Combination Agreement; (iii) the Amended and Restated Memorandum and Articles of Association of the Company, filed as Exhibit 3.1 to the Registration Statement; (iv) the form of certificate of incorporation of New Freenome filed as Exhibit 3.2 to the Registration Statement, which is to be in effect upon closing of the Business Combination (the “Certificate of Incorporation”); (v) the form of bylaws of New Freenome filed as Exhibit 3.3 to the Registration Statement (the “Bylaws”), which are to be in effect upon closing of the Business Combination; (vi) the form of certificate of domestication to be filed with the Delaware Secretary of State, filed as Exhibit 3.4 to the Registration Statement (the “Certificate of Domestication”); and (vii) such other opinions, documents, records, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Cooley LLP 55 Hudson Yards New York, NY 10001-2157
t: +1 212 479 6000 f: +1 212 479 6275 cooley.com

Perceptive Capital Solutions Corp
June 1, 2026
Page Two

The Domestication is intended to occur at least one business day prior to the closing of the Business Combination. In connection with the Domestication, (1) immediately prior to the Domestication, (a) holders of each issued and outstanding Class B ordinary share (the “Class B Shares”) of the Company, par value $0.0001 per share, is to elect to convert their Class B Shares, into Class A ordinary shares of the Company, par value $0.0001 per share (the “Class A Shares,” and together with the Class B Shares, the “Shares”), and (b) the Company will effect the redemption of the Class A Shares initially issued in the Company’s initial public offering that are validly submitted for redemption and not withdrawn (the “Shareholder Redemptions”), and (2) after effecting the Shareholder Redemptions, upon the Domestication, each issued and outstanding Class A Share will convert automatically by operation of law, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of New Freenome (the “New Freenome Common Stock”), and (3) upon effectiveness of the Domestication, the governing documents of the Company will become the Certificate of Incorporation and the Bylaws, and the Company’s name will change to “Freenome, Inc.”

The Registration Statement relates to the proposed issuance in connection with the Business Combination of up to 83,067,500 shares of New Freenome Common Stock, consisting of (a) up to 11,067,500 shares of New Freenome Common Stock that may be issued with respect to shares of the Company (the “Domestication Shares”) and (b) up to 72,000,000 shares of New Freenome Common Stock that may be issued to the holders of Freenome Holdings common stock pursuant to the Business Combination Agreement (the “Merger Shares”).

We have assumed without investigation all matters determinable under the laws of the Cayman Islands with respect to the Company, including without limitation that (i) immediately prior to the Domestication, the Company will be duly organized, validly existing and in good standing under the laws of the Cayman Islands, (ii) the Company has full power, authority and legal right to domesticate in the State of Delaware pursuant to Section 388, (iii) the laws of the Cayman Islands permit the Company to domesticate in the State of Delaware pursuant to Section 388, (iv) the discontinuation of the Company from the Cayman Islands will be duly authorized by all necessary corporate action as provided in its governing documents and will be duly effected in accordance with Cayman Islands law, (v) any and all consents, approvals and authorizations from applicable Cayman Islands governmental authorities required to authorize and permit the Company to domesticate in the State of Delaware pursuant to Section 388 will be obtained, (vi) the issued and outstanding ordinary shares of the Company as an exempted company incorporated under the laws of the Cayman Islands immediately prior to the Domestication will be validly issued, fully paid and nonassessable, (vii) all share issuances and documents related thereto that were authorized by the Company prior to the Domestication, including those to be effected pursuant to or in connection with the Business Combination Agreement will have been done in accordance with the applicable governing documents of the Company as a Cayman Islands exempted company and the laws of the Cayman Islands and (viii) the filing of the Certificate of Incorporation with the Delaware Secretary of State will be duly authorized by all necessary corporate action.
Cooley LLP 55 Hudson Yards New York, NY 10001-2157
t: +1 212 479 6000 f: +1 212 479 6275 cooley.com

Perceptive Capital Solutions Corp
June 1, 2026
Page Three

Our opinion is subject to the following:

(i)
Prior to effecting the Domestication: (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (b) the shareholders of the Company will have approved, among other things, the Business Combination Agreement and the Domestication, including the Certificate of Incorporation and the Bylaws; and (c) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize the Domestication will have been obtained.

(ii)
The Certificate of Domestication will be duly executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Sections 103 and 388 of the DGCL, no other certificate or document, other than the Certificate of Incorporation will be filed by or in respect of the Company with the Delaware Secretary of State and the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication.

(iii)
The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

(iv)
The Bylaws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time.

Cooley LLP 55 Hudson Yards New York, NY 10001-2157
t: +1 212 479 6000 f: +1 212 479 6275 cooley.com

Perceptive Capital Solutions Corp
June 1, 2026
Page Four

(v)
The other transactions contemplated by the Business Combination Agreement to be consummated as part of, concurrent with or prior to the Business Combination will have been consummated.

The opinions stated herein are subject to the following additional qualifications: (i) we express no opinion with respect to any law, rule or regulation that is applicable to any party to the Business Combination Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates and (ii) we express no opinion with respect to the enforceability of any provision contained in the Business Combination Agreement.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.  This opinion is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and we express no opinion and provide no assurance as to the contents of the Registration Statement or related proxy statement/prospectus, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Domestication Shares and the Merger Shares.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1.
The Domestication Shares, when issued after the Effective Time in connection with the Domestication as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

2.
The Merger Shares, when issued after the Effective Time against payment therefore in accordance with the Registration Statement and the Business Combination Agreement, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP 55 Hudson Yards New York, NY 10001-2157
t: +1 212 479 6000 f: +1 212 479 6275 cooley.com

Perceptive Capital Solutions Corp
June 1, 2026
Page Five

We consent to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Sincerely, COOLEY LLP
By: /s/ Eric Blanchard
Eric Blanchard, Partner

Cooley LLP 55 Hudson Yards New York, NY 10001-2157
t: +1 212 479 6000 f: +1 212 479 6275 cooley.com